                                                                     EXHIBIT 4.3

                5-3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 15, 1997

                                 by and among

                         PREMIERE TECHNOLOGIES, INC.,
                                as the Company,

                                      and

                      ROBERTSON, STEPHENS & COMPANY LLC,

                        ALEX. BROWN & SONS INCORPORATED

                                      and

             DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                                 as Purchasers

     This Registration Rights Agreement is made and entered into as of June 15, 1997, by and among Premiere Technologies, Inc., a Georgia (the "Company"), and Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Purchasers") who have purchased or have the right to purchase up to $150,000,000 in aggregate principal amount of 5-3/4% Convertible Subordinated Notes due 2004 (the "Notes") of the Company pursuant to the Purchase Agreement (as such term is defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated June 25, 1997, among the Company and the Purchasers (the "Purchase Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Purchasers and their respective direct and indirect transferees (i) for the benefit of the Purchasers, (ii) for the benefit of the holders from time to time of the Notes (including the Purchasers) and the holders from time to time of the Common Stock issuable or issued upon conversion of the Notes and (iii) for the benefit of the securities constituting the Transfer Restricted Securities. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall
     -----------
have the following meanings:

     Accredited Investor Notes:  Notes initially resold by the Purchasers
     --------------------------
pursuant to the Purchase Agreement to institutional "accredited investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated by the SEC under the Securities Act) (it being understood and agreed that such Notes shall not include any Notes initially resold outside the United States to certain persons in offshore transactions in reliance on Registration S under the Securities Act) and all Notes issued upon registration of transfer of or in exchange for such Notes.

     Act:  As defined in this Section 1.
     ----

     Advice:  As defined in the last paragraph of Section 2(d) hereof.
     -------

     Affiliate:  An affiliate of any specified person shall mean any other
     ----------
person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement:  This Registration Rights Agreement, as the same may be amended,
     ----------
supplemented or modified from time to time in accordance with the terms hereof.

     Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday that is
     -------------
not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     Closing Date:  June 30, 1997.
     -------------

     Common Stock:  Common Stock, $.01 par value per share, of the Company and
     -------------
any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Notes.

     Company: Premiere Technologies, Inc., a Georgia corporation, and any
     --------
successor corporation thereto.

     controlling person:  As defined in Section 6(a) hereof.
     -------------------

     Damages Payment Date:  Each of the semi-annual interest payment dates
     ---------------------
provided in the Indenture.

     Effectiveness Period:  As defined in Section 2(a) hereof.
     ---------------------

     Effectiveness Target Date:  The 180th day following the Closing Date.
     --------------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended, and the
     -------------
rules and regulations promulgated by the SEC thereunder.

     Filing Date:  The 90th day after the Closing Date.
     ------------

     Holder:  Each owner of any Transfer Restricted Securities.
     -------

     Indemnified Person:  As defined in Section 6(a) hereof.
     -------------------

     Indenture:  The Indenture, dated as of the date hereof, between the Company
     ----------
and the Trustee, pursuant to which the Notes are being issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     Liquidated Damages:  As defined in Section 3(a) hereof.
     -------------------

     Purchasers:  As defined in the first paragraph hereof.
     -----------

     Notes:  The $150,000,000 aggregate principal amount of 5-3/4% Convertible
     ------
Subordinated Notes due 2004 of the Company being issued pursuant to the Indenture (together with up to $22,500,000 aggregate principal amount of such Notes, if, and to the extent, the Purchasers' over-allotment option is exercised).

     Proceeding:  An action, claim, suit or proceeding (including, without
     -----------
limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     Prospectus:  The prospectus included in any Registration Statement
     -----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

     Purchase Agreement:  As defined in the second paragraph hereof.
     -------------------

     Record Holder:  (i) with respect to any Damages Payment Date relating
     --------------
to any Note as to which any such Liquidated Damages have accrued, the registered Holder of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to any shares of Common Stock as to which any such Liquidated Damages have accrued, the registered Holder of such shares 15 days prior to the next succeeding Damages Payment Date.

     Registration Default:  As defined in Section 3(a) hereof.
     ---------------------

     Registration Statement:  Any registration statement of the Company filed
     -----------------------
with the SEC pursuant to the Securities Act that covers the resale of any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

     Regulation S Notes:  Notes initially resold by the Purchasers pursuant to
     -------------------
the Purchase Agreement outside the United States to certain persons in offshore transactions in reliance on Registration S under the Securities Act and all Notes issued upon registration of transfer of or in exchange for such Notes.

     Requisite Information:  As defined in Section 2(c) hereof.
     ----------------------

     Rule 144:  Rule 144 promulgated by the SEC pursuant to the Securities Act,
     ---------
as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 144A:  Rule 144A promulgated by the SEC pursuant to the Securities
     ----------
Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 144A Notes: Notes initially resold by the Purchasers pursuant to the
     ----------------
Purchase Agreement to "qualified institutional buyers" (as such term is defined in Rule 144A) (it being understood and agreed that such Notes shall not include any Notes initially resold outside the United States to certain persons in offshore transactions in reliance on Registration S under the Securities Act) and all Notes issued upon registration of transfer of or in exchange for such Notes.

     Rule 158:  Rule 158 promulgated by the SEC pursuant to the Securities Act,
     ---------
as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 415:  Rule 415 promulgated by the SEC pursuant to the Securities Act,
     ---------
as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 424:  Rule 424 promulgated by the SEC pursuant to the Securities Act,
     ---------
as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 430A:  Rule 430A promulgated by the SEC pursuant to the Securities
     ----------
Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     SEC:  The Securities and Exchange Commission.
     ----

     Securities Act:  The Securities Act of 1933, as amended, and the rules and
     ---------------
regulations promulgated by the SEC thereunder.

     Shelf Registration Statement:  As defined in Section 2 hereof.
     -----------------------------

     Special Counsel:  The special counsel to the Holders.
     ----------------

     TIA:  The Trust Indenture Act of 1939, as amended, and the rules and
     ----
regulations promulgated by the SEC thereunder.

     Transfer Restricted Securities:  The Accredited Investor Notes, the Rule
     -------------------------------
144A Notes and the Regulation S Notes, and the shares of Common Stock into which such Notes are converted or convertible (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof, and at all times subsequent thereto, and associated related rights, if any, until, in the case of any such Note or share (and associated rights) (i) the date on which the resale thereof has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such security has been distributed to the public pursuant to Rule 144 or is saleable pursuant to paragraph (k) of Rule 144 or (iii) the date on which it ceases to be outstanding, whichever date is earliest.

     Trustee:  The trustee under the Indenture.
     --------
     underwritten registration or underwritten offering:  A registration in
     ---------------------------------------------------
connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

     References herein to the term "Holders of a majority in aggregate principal amount of Transfer Restricted Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the Holders hereunder or pursuant hereto (each, an "Act"), registered Holders of a number of shares of then-outstanding Common Stock constituting Transfer Restricted Securities and an aggregate principal amount of then outstanding Notes constituting Transfer Restricted Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon conversion of such Notes constitutes in excess of 50% of the sum of all of the then-outstanding shares of Common Stock constituting Transfer Restricted Securities and the number of shares of Common Stock issuable upon conversion of then-outstanding Notes constituting Transfer Restricted Securities. For purposes of the preceding sentence, Transfer Restricted Securities owned, directly or indirectly, by the Company or its Affiliates shall be deemed not to be outstanding.

2.   Shelf Registration Statement
     ----------------------------

     (a) The Company agrees to file with the SEC as soon as reasonably practicable after the Closing Date, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities or separate Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Notes constituting Transfer Restricted Securities and all of the Common Stock constituting Transfer Restricted Securities, respectively (such Registration Statement or Statements, collectively, the "Shelf Registration Statement"). Each Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by Holders of a majority in aggregate principal amount of Transfer Restricted Securities being sold (including, without limitation, up to two underwritten offerings). The Company shall use all commercially reasonable efforts to not permit any securities other than the Transfer Restricted Securities to be included in any Shelf Registration Statement. The Company shall use all commercially reasonable efforts to cause each Shelf Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof and to keep each Shelf Registration Statement continuously effective under the Securities Act for two years after the date on which all the Notes are sold (including those sold pursuant to the over-allotment option granted to the Purchasers in the Purchase Agreement) to the Purchasers (subject to extension pursuant to Sections 2(d) hereof) (the "Effectiveness Period"), or such shorter period ending when there cease to be any Transfer Restricted Securities outstanding.

     (b) Supplements and Amendments.  The Company shall use all commercially
         ---------------------------
reasonable efforts to keep each Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities or by any underwriter of such Transfer Restricted Securities; provided, however, that the Effectiveness Period shall be extended as provided in Section 2(d) hereof.

     (c) Selling Securityholder Information. Each Holder shall furnish to the
         -----------------------------------
Company such information regarding the distribution of its Transfer Restricted Securities as is required by law to be disclosed in the applicable Registration Statement (the "Requisite Information") prior to effecting any sale pursuant to such Registration Statement.

     The Company shall file, within two Business Days after the receipt of notice from any Holder which includes the Requisite Information with respect to such Holder, a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Transfer Restricted Securities held by such Holder), and the Company shall provide such Holder and the Special Counsel within two Business Days after receipt of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Transfer Restricted Securities.

     If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require, in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in such Registration Statement at any time subsequent to the time that such reference ceases to be required.

     (d) Certain Notices; Suspension of Sales.  Each Holder agrees by
         -------------------------------------
acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(c)(ii), 4(c)(iii), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement and Prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 4(c)(i) and 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Sections 4(i) and 4(k) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

3.   Liquidated Damages
     ------------------

     (a) The Company and the Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder under the circumstances and to the extent set forth below:

         (i) if the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date; or

         (ii) if each Shelf Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Target Date; or

         (iii) any Shelf Registration Statement ceases to be effective or usable at any time during the Effectiveness Period (without being succeeded on the same day immediately by a post-effective amendment or supplement to such Registration Statement that cures such failure and that is itself, in the case of post-effective amendment, immediately declared effective) for a period of time which shall exceed 90 days in the aggregate in any period of 365 consecutive days;

(any of the foregoing, a "Registration Default"). In the event of any such Registration Default, the Company shall accrue Liquidated Damages to each Holder during the first 90-day period immediately in an amount equal to $.05 per week per $1,000 principal amount of Notes and, if applicable, on an equivalent basis per share (i.e., $.00165 per week per share) (subject to appropriate adjustment in the event of any stock split, stock combination, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The weekly rate at which such Liquidated Damages accrue shall increase by an additional $.05 per $1,000 principal amount of Notes and, if applicable, an equivalent amount per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities for each subsequent continuing 90-day period following the occurrence of such Registration Default until all Registration Defaults have been cured; provided, however, that
                                                 ------------------
Liquidated Damages shall not at any time exceed $.25 per week per $1,000 principal amount of Notes or, as applicable, an equivalent amount per week per share (i.e., $.00825 per week per share) (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease (without in any way limiting the effect of any subsequent Registration Default). A Registration Default under clause (i) above shall be cured on the date that the applicable Shelf Registration Statement is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that the applicable Shelf Registration Statement is declared effective by the SEC; and a Registration Default under clause (iii) above shall be cured on the date the applicable Shelf Registration Statement is declared effective or otherwise usable.

     (b) The Company shall notify the Trustee within one Business Day after each and every date on which a Registration Default occurs. Liquidated Damages shall be paid by the Company to the Record Holders on each Damages Payment Date by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the Note register (as defined in the Indenture), in the case of the Notes, and in the register of the Company for the Common Stock, in the case of shares of Common Stock, if no such accounts have been specified on or before the Damages Payment Date; provided, however, that any Liquidated Damages accrued with
              ------------------
respect to any Note or portion thereof called for redemption on a redemption date, repurchased in connection with a Repurchase Event (as defined in the Indenture) on a repurchase date, or converted into shares of Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (promptly following the conversion date, in the case of conversion of a Note). In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum weekly amount set forth above, regardless of whether one or multiple Registration Defaults shall exist.

     (c) All of the Company's obligations set forth in this Section 3 which are unsatisfied to any extent with respect to any Transfer Restricted Securities at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding the earlier termination of this Agreement).

     (d) Any payments due and payable pursuant to this Section 3 with respect to any Notes shall be subject to the provisions of Article IV of the Indenture as if such payments were additional interest on the Notes.

4.   Registration Procedures.  In connection with the Company's
     -----------------------
registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Transfer Restricted Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

     (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (excluding, unless requested, any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the registered (as of the most recent reasonably practicable date which shall not be more than two Business Days prior to the date such document is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) Holders, Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those incorporated or deemed to be incorporated by reference) and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of Special

Counsel and counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, Special Counsel, or the managing underwriters, if any, shall reasonably object on a timely basis, provided, that the Company may assume, for the purposes of this subparagraph (a), that objections to the inclusion of information specifically requested to be included in the Registration Statement by the staff of the SEC, or in a written opinion of counsel to the Company required to be in the Registration Statement, or specifically required by the Securities Act or other applicable law, shall not be deemed to be reasonable.

     (b) As expeditiously as reasonably possible, prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented (including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(c) hereof, provided such Holder to which such change applies complies with the Requisite
--------
Information requirements of Section 2(c) hereof));

     (c) As expeditiously as reasonably possible, notify the registered (as of the most recent reasonably practicable date which shall not be more than two Business Days prior to the date such notice is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) Holders, Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and,
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request of the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) hereof are not true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact and the happening of any event that makes any statement made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) Use all commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

     (e) If requested by the Special Counsel, the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with such offering, (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Special Counsel, the managing underwriters, if any, and such Holders reasonably request to be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any
           ------------------
action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law;

     (f) As expeditiously as reasonably possible, furnish to each Holder who so requests, Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder, Special Counsel or managing underwriter);

     (g) As expeditiously as reasonably possible, deliver to each Holder, the Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company shall have given notice to such Holder pursuant to Section 2(d), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto, provided, however, that no
                                                    ------------------
Holder shall be entitled to use the Prospectus unless and until such Holder shall have furnished to the Company any and all Requisite Information pursuant to Section 2(c) hereof;

     (h) Use all commercially reasonable efforts to register or qualify, or cooperate with the Holders of Transfer Restricted Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary legally to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be
                        ------------------
required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the managing underwriters, if any, to (A) facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends, shall bear a CUSIP number different from the CUSIP number for the Transfer Restricted Securities and shall be in a form eligible for deposit with The Depository Trust Company and (B) enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities;

     (j) Use all commercially reasonable efforts to cause the offering of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of a Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall
                                     ------------------
not be required to register the Transfer Restricted Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to;

     (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) hereof, as promptly as reasonably practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, the Company may delay the filing and delivery of such supplement or amendment if, and only for so long as, (i) such supplement or amendment would require the Company to disclose material non-public information,
(ii) the Board of Directors of the Company determines in good faith that such disclosure is adverse to the reasonable interests of the Company and its shareholders, and (iii) the Company complies with its obligations, if any, to pay Liquidated Damages;

     (l) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, to provide a CUSIP number for the Transfer Restricted Securities to be sold pursuant to the Registration Statement;

     (m) Enter into such agreements (including an underwriting agreements in form, scope and substance as are customary in underwritten offerings) reasonably satisfactory to the Company and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the sale of such Transfer Restricted Securities; provided, however,
                                                            ------------------
that the Company is not required to facilitate an underwritten public offering unless a request therefor shall have been made by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and, in any event, the Company is not required to effect more than two underwritten offerings. In such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall (i) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) seek to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the Holders of the Transfer Restricted Securities being sold), addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such Special Counsel and underwriters); (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, provide that the underwriting agreement shall contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities and the underwriters, if any, than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of majority in aggregate principal amount of the Transfer Restricted Securities being sold, their Special Counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

     (n) As expeditiously as reasonably possible, make available for inspection by a representative of the Holders of Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement, provided, however, that such persons shall first agree in writing with the
------------------
Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

     (o) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the Trustee and the Holders of Notes constituting Transfer Restricted Securities to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents (including Form T-1) required to be filed with the SEC to enable the Indenture to be so qualified under the TIA in a timely manner.

     (p) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act or Rule 158 (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted

Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

     (q) (i) list all shares of Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or
(ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the National Market of Nasdaq all Common Stock covered by such Registration Statement if the Common Stock is then so authorized for quotation.

5.   Registration Expenses
     ---------------------

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are offered or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filings fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, fees and disbursements of counsel for the underwriters or the Special Counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority in aggregate principal amount of Transfer Restricted Securities, may designate)),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Special Counsel (plus any local counsel deemed appropriate by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities) in accordance with the provisions of Section 5(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of an annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or the Nasdaq or the Nasdaq National Market. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Transfer Restricted Securities sold by it.

     (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered or tendered for in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities. Wilson Sonsini Goodrich & Rosati shall be Special Counsel for all purposes hereof unless and until another Special Counsel shall have been selected by a majority in aggregate principal amount of the Transfer Restricted Securities and notice hereof shall have been given to the Company.

6.   Indemnification
     ---------------

     (a) The Company agrees to indemnify and hold harmless (i) each of the Purchasers, (ii) each Holder, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Purchasers, the Holders (including predecessor Holders), or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities, expenses and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, expenses or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished to the Company by or on behalf of such Indemnified Person expressly for use therein; provided, however,
                                                             ------------------
that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise.

     (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) such Indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Persons different from or in addition to those available to the indemnifying party or parties (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) In connection with any Registration Statement pursuant to which any Holder (or predecessor Holder) sold or offered for resale Transfer Restricted Securities, such Holder (or predecessor Holder) agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished by or on behalf of such Indemnified Person expressly for use in such Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person by
Section 6(b) hereof.

     (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering for resale of the Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one
   --------
entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net profit received by it in connection with the sale of the Transfer Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective amount of Transfer Restricted Securities included in and sold pursuant to any such Registration Statement by each Indemnified Person and not joint.

7.   Rules 144 and 144A
     ------------------

     The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of its Transfer Restricted Securities pursuant to, Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.   Underwritten Registrations
     --------------------------

     If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.   Miscellaneous
     -------------

     (a) Remedies.  In the event of a breach by the Company or by a Holder of
         ---------
any of their respective obligations under this Agreement, each Holder or the Company, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate. This Section 9(a) shall not apply to any breach for which Liquidated Damages have been specifically provided hereunder.

     (b) No Inconsistent Agreements.
         ---------------------------

         (i) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights specifically granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, the Company shall not hereafter grant to any person the right to include any securities held by such person in any Registration Statement filed pursuant to this Agreement.

         (ii) The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder, except for such rights and conflicts (A) as have been irrevocably waived, (B) that subject the Transfer Restricted Securities to be sold in an underwritten offering to be cutback prior to the securities included in such offering by security holders exercising piggyback registration rights with respect to such offering as specifically described in the Offering Circular dated

June 25, 1997 with respect to the Notes (the "Offering Circular") and (C) that could delay the time period with respect to amendments or supplements as contemplated in this Agreement as specifically described in the Offering Circular.

         (iii) Notwithstanding any term of this Agreement to the contrary, the Company shall use all commercially reasonable efforts to obtain waivers from holders of registration rights with respect to the Company's securities ("Existing Registration Rights Holders") of any rights to include any of their shares of Common Stock ("Piggyback Shares") in any Registration Statement filed pursuant to this Agreement and any other rights they otherwise would have with respect to actions required to be taken by the Company under this Agreement. Without limiting the foregoing, the Company shall, to the extent required to obtain such waivers, offer to file, prior to or contemporaneously with the Shelf Registration Statement required pursuant to Section 2(a) of this Agreement, a shelf registration statement with respect to the Existing Registration Rights Holders' Piggyback Shares with substantially the same terms that such Existing Registration Rights Holders would otherwise have with respect to any Shelf Registration Statement. In addition, the Company shall use all commercially reasonable efforts to eliminate or minimize any adverse effects on the rights of the Holders under this Agreement as a result of the Company's registration rights agreements with the Existing Registration Rights Holders.

         (iv) The Purchasers agree that the second paragraph of Section 2(c) of this Agreement shall not require the Company to breach the third-party obligation referenced in Section 9(b)(ii)(C) above if such third-party obligation is not waived. The Company acknowledges that neither the agreement set forth in the preceding sentence, the disclosure set forth in Section 9(b)(ii) above nor the covenants of the Company set forth in Section 9(b)(iii) above shall relieve the Company of its obligation to pay Liquidated Damages pursuant to and in accordance with Section 3 of this Agreement. Without limiting the foregoing, with respect to amendments or supplements to a Shelf Registration Statement, such Shelf Registration Statement shall "cease to be usable" within the meaning of Section 3(a)(iii) of this Agreement for such period which exceeds the applicable time period for filing and delivering amendments or supplements, as the case may be, as required under this Agreement.

     (c) No Adverse Action Affecting the Transfer Restricted Securities.  The
         ---------------------------------------------------------------
Company will not take any action with respect to the Transfer Restricted Securities which would adversely affect the ability of any of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (d) No Piggyback on Registrations.  After the date hereof, the Company
         ------------------------------
shall not grant to any of its security holders (other than the Holders in such capacity) the right to include any of its securities in any Shelf Registration Statement.

     (e) Amendments and Waivers.  The provisions of this
         -----------------------
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the

Holders of a majority in aggregate principal amount of the Transfer Restricted Securities; provided, however, that, for the purposes of this Agreement,
            ------------------
Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to an underwritten offering and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such an underwritten offering; provided, however, that the provisions of this
                                  -----------------
sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (f) Notices.  All notices and other communications provided for herein
         --------
shall be made in writing by hand-delivery, next day air courier, certified first-class mail, return receipt requested or telecopy:

         (i) if to a Holder, to the address of such Holder as it appears in the Note or Common Stock register of the Company, as applicable;


         (ii)  if to the Company, to:

               Premiere Technologies, Inc.
               3399 Peachtree Road N.E.
               The Lenox Building, Suite 400
               Atlanta, Georgia 30326
               Attn.:  Senior Vice President of Finance and Legal
               Telecopy No.: (404) 262-8540

               with a copy to:

               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309
               Attn:  Jeffrey A. Allred
               Telecopy No:  (404) 881-7777

         (iii) if to the Special Counsel, to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94301
               Attn:  John A. Fore
               Telecopy No.:  (415) 493-6811
               or such other Special Counsel at such other address and telecopy number as a majority in aggregate principal amount of the Transfer Restricted Securities shall have given notice to the Company as contemplated by Section 5(b) hereof.

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier, five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

     (g) Successors and Assigns.  This Agreement shall inure to the
         -----------------------
benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party. In the event the Notes constituting Transfer Restricted Securities become convertible into common stock of another person pursuant to Section 15.6 of the Indenture, the Company shall cause such person to assume the Company's obligations hereunder.

     (h) Counterparts.  This Agreement may be executed in any number
         -------------
of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
         --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (j) Severability.  The remedies provided herein are cumulative
         -------------
and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (k) Headings.  The headings in this Agreement are for
         ---------
convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

     (l) Attorneys' Fees.  In any action or proceeding brought to
         ----------------
enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                       PREMIERE TECHNOLOGIES, INC.


                                       By: /s/ Patrick G. Jones
                                           ---------------------------
                                           Name: Patrick G. Jones
                                           Title: Senior Vice President of
                                                  Finance and Legal



The foregoing Registration Rights
Agreement is hereby confirmed and
agreed to as of the date first
written above:

ROBERTSON, STEPHENS & COMPANY LLC
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: ROBERTSON, STEPHENS & COMPANY LLC

By: ROBERTSON, STEPHENS & COMPANY GROUP, L.L.C.


By: /s/ Brendan Dyson
    --------------------------------
    Authorized Signatory

Acting on behalf of itself and the other
Purchasers